UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

IAA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 500 Westchester, Illinois	60154
(Address of principal executive offices)	(Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 24, 2021, IAA, Inc. (the “Company”) announced that Vance Johnston, Executive Vice President and Chief Financial Officer, will depart from the Company on September 1, 2021. In accordance with his employment agreement, a form of which was previously filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2019, contingent upon Mr. Johnston’s execution of a general release agreement, Mr. Johnston will be entitled to the severance benefits specified therein.

(c) On August 23, 2021, the Company’s Board of Directors appointed Susan Healy as the Company’s Chief Financial Officer, effective September 1, 2021. Ms. Healy will also serve as the Company’s principal financial officer.

From September 2016 to January 2021, Ms. Healy, age 55, served as the Senior Vice President, Finance for Ulta Beauty, a leading U.S. independent beauty retailer, responsible for corporate strategy, mergers and acquisitions, financial planning and analysis, treasury and procurement. From September 2012 to September 2016, Ms. Healy was a strategic advisor and Chief Financial Officer to early-stage, venture-backed companies in the consumer, technology, healthcare and renewable energy sectors through Ascendancy Advisors, a company she founded. She has also previously held the role of Chief Financial Officer at several companies, including Virent Energy Systems and Lands’ End. Prior to Lands’ End, Ms. Healy was a Vice President in the Commodities Division at global investment firm Goldman Sachs, where she also held roles in Corporate Treasury and Investment Banking.

In connection with her employment, Ms. Healy and the Company entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Ms. Healy will receive an annual base salary of $500,000 and will be eligible to receive an annual incentive bonus at a target bonus level of 75% of base salary (with a guaranteed minimum bonus of $125,000 for the remainder of 2021). Under the terms of the Employment Agreement, Ms. Healy will also be eligible to participate in the Company’s 2019 Omnibus Stock and Incentive Plan (the “Plan”). In connection with Ms. Healy’s entry into the employment agreement, she will receive the following initial grants under the Plan: (1) a grant of restricted stock units (“RSUs”) having a grant date value of $120,000, which is intended to serve as a pro-rata portion of her 2021 annual RSU equity award, (2) a grant of performance-based restricted stock units (“PRSUs”) having a grant date value of $120,000, which is intended to serve as a pro-rata portion of her 2021 PRSU award and (3) a one-time grant of RSUs having a grant date value of $260,000. Ms. Healy is also entitled to receive a relocation benefit payment of $100,000, which is subject to a clawback obligation in the event of her voluntary resignation without good reason that lapses ratably over a 2-year period. The Employment Agreement has a three-year term which will automatically renew for additional successive one-year terms unless either the Company or Ms. Healy gives notice of non-renewal within sixty days prior to the end of any applicable term.

The Employment Agreement provides that if the Company terminates Ms. Healy’s employment without cause or provides notice that the Employment Agreement will not be extended or further extended, or if Ms. Healy terminates her employment for good reason (each, a “Qualifying Termination”), she will be entitled to receive: (i) a severance payment equal to 1.5 times her base salary then in effect plus her target annual bonus for the year of termination, payable in substantially equal installments over 12 months, (ii) payment of a pro-rata portion of any annual bonus actually earned for the year of termination, and (iii) reimbursement of premiums to continue benefits coverage under COBRA for up to 18 months.

If, within two years following a change in control of the Company (which has the same meaning as in the Plan), Ms. Healy experiences a Qualifying Termination, her severance multiple is increased to 2.5x and all of her outstanding and unvested equity awards granted under the Plan will receive full accelerated vesting (with any in-progress performance-based awards to vest at a minimum of the target performance level).

Ms. Healy’s receipt of the severance benefits described above is subject to her execution of a release of claims in favor of the Company and compliance with the noncompetition, nonsolicitation, ownership of work product and nondisclosure restrictions contained in her Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

The Company also intends to enter into a customary indemnification agreement with Ms. Healy, the form of which is filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 13, 2019.

There are no arrangements or understandings between Ms. Healy and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Healy and any director or executive officer of the Company and Ms. Healy has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 24, 2021, the Company issued a press release announcing the management changes disclosed in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Employment Agreement by and between IAA, Inc. and Susan Healy
99.1	Press Release of the Company, dated August 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA, INC.

Date: August 24, 2021	By:	/s/ J. Sidney Peryar
	Name:	J. Sidney Peryar
	Title:	Executive Vice President, Chief Legal Officer and Secretary